UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 14, 2015
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

50 South 16thStreet, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)

(215) 735-4422 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2015, Republic Bank (the Bank”), the wholly owned banking subsidiary of Republic First Bancorp, Inc. (the “Company”), entered into employment agreements with each of the following named executive officers of the Company and the Bank:  Andrew J. Logue, President and Chief Operating Officer of the Bank; Frank A. Cavallaro, Executive Vice President and Chief Financial Officer of the Bank and the Company; Rhonda Costello, Executive Vice President and Chief Retail Officer of the Bank; and Jay M. Neilon, Executive Vice President and Chief  Credit Officer of the Bank.  Each of the employment agreements is for a one-year term commencing on July 1, 2015, with annual renewals thereafter absent notice of non-renewal by either party at least six months prior to an annual renewal date.

Under the employment agreements, each executive officer is entitled to receive a specified annual base salary and is eligible to participate in other compensation plans or programs maintained by the Company or the Bank for senior executive officers, including stock compensation, retirement, savings and similar plans.  Each executive officer is also able to earn an annual bonus based on criteria established by the Compensation Committee of the Company’s Board of Directors.  The annual base salary amounts under each agreement are substantially equivalent to the salary amounts disclosed for each officer in the Company’s 2015 proxy statement.

In the event of termination of an executive officer’s employment, including resignation by the officer for specified events of “good reason” or a failure to continue an officer’s employment at termination of the employment agreement, the officer would be entitled to receive a lump-sum payment equal to two times the officer’s base salary in effect immediately prior to termination (the “Severance Payment”).  If the executive’s employment is terminated as a result of, or in contemplation of, a change in control of the Company, the executive would be entitled to receive the Severance Payment unless the executive is offered a comparable position in the Philadelphia metropolitan area for a period of at least twenty-four months after the change in control with compensation substantially similar to or greater than executive’s compensation with the Bank.  No severance is payable in the event of termination of an executive’s employment for specified events of “cause,” or as a result of an executive’s death, disability or resignation without good reason.

The employment agreements include customary provisions relating to non-competition and non-solicitation of customers and employees for a period of twelve months following termination of employment.  The employment agreements replace and supersede any prior employment or change in control agreements to which any of the executive officers were a party.

The foregoing description of the employment agreements is qualified by reference to form of employment agreement attached hereto as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Form of employment agreement by and between Republic Bank and each of Andrew J. Logue, Frank A. Cavallaro, Rhonda Costello and Jay M. Neilon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: July 14, 2015
	By:	/s/ Frank A. Cavallaro
Frank A. Cavallaro
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of employment agreement by and between Republic Bank and each of Andrew J. Logue, Frank A. Cavallaro, Rhonda Costello and Jay M. Neilon.